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                                                                 Exhibit 10.14


                                    AGREEMENT

         THIS AGREEMENT dated as of June 30, 1998 between the College Entrance Examination Board, an education corporation organized under the laws of the State of New York (the "College Board") on its own behalf and on behalf of the Educational Testing Service, an education corporation organized under the laws of the State of New York ("ETS"), and ECI, Inc., a Massachusetts corporation ("ECI").

         WHEREAS, ECI is engaged in the business of assisting students and institutions of higher education with the student application process through its software product CollegeLink ("CollegeLink");

         WHEREAS, the College Board, through its ExPAN software product ("ExPAN"), makes available to students a broad range of counseling regarding application to institutions of higher education;

         WHEREAS, the College Board and ECI desire that CollegeLink be used in conjunction with ExPAN, as more fully provided below.

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the College Board and ECI agree as follows:

         1. GRANT OF LICENSE. ECI hereby grants to the College Board, for the term of this Agreement, a nonexclusive license to CollegeLink, to integrate CollegeLink into and utilize CollegeLink in connection with the College Board's ExPAN program, subject to the terms and conditions of this Agreement. Without ECI's prior written consent, the College Board shall not license or sub-license CollegeLink to others. Except as otherwise expressly provided herein, this Agreement does not confer upon the College Board the right to use CollegeLink for any other purpose.

         2. INTEGRATION. The College Board will be responsible for integrating CollegeLink into the ExPAN program. The College Board will bear the costs of such integration, including the costs of mapping the ExPAN personal profile capability into the CollegeLink student software and the modification of the CollegeLink software to accommodate multiple users in ExPAN.

         ECI will provide reasonable technical support to the College Board, on an ongoing basis, to assist the College Board with (i) the process of integrating CollegeLink into ExPAN, (ii) the training of College Board personnel in the use of CollegeLink and (iii) assisting the College Board and ExPAN users in the resolution of any problems encountered in the use of CollegeLink. ECI will continue to develop and modify CollegeLink to ensure CollegeLink files and applications may be used in connection with ExPAN. On an ongoing basis, ECI will update CollegeLink's programming to accommodate colleges which are new users to the CollegeLink System.

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         3. MARKETING ARRANGEMENT. In connection with the license grant hereunder, the College Board will utilize CollegeLink, and make the CollegeLink name and "CollegeLink" trademark visible in connection with its ExPAN program. The combination of the CollegeLink and ExPAN software programs is hereinafter referred to as "ExPAN-CollegeLink".

         The College Board agrees to use reasonable efforts to actively market ExPAN-CollegeLink. Such marketing-related undertakings will include, without limitation:

                  (a) CollegeLink will be integrated into ExPAN so that it may be downloaded by users of ExPAN. CollegeLink software will be available for free distribution to users other than ExPAN users on the College Board Website, College Board Online.

                  (b) The College Board agrees to train its regional consultants and service representatives to enable them to better provide information services and access to users and potential users of ExPANCollegeLink.

                  (c) ECI will be allowed to participate in ExPAN related activities at College Board regional and national conferences, as well as seminars for colleges, secondary schools and college fairs, to provide information about ExPAN-CollegeLink.

                  (d) The College Board and ECI will engage in mutually agreed upon joint marketing activities relating to ExPAN-CollegeLink.

                  (e) The College Board will engage in appropriate direct marketing activities to provide information about ExPAN-CollegeLink in a manner it deems reasonable.

         4. FEES. (a) In addition to ECI's provision of the services and software development set forth in Section 2 hereof, and as a reimbursement of software expenses for college application replications of low revenue-producing institutions in the amount of $125 per replication (as determined based upon a list of colleges subject to such fee to be mutually agreed upon by the parties), the College Board shall remit to ECI payments, not to exceed $25,000 per year, as follows. Payments will be remitted by the College Board to ECI on each July 1 and September 30, with the first payment of $15,000 due on July 1, 1998. Thereafter, payments will be made by the College Board based upon bills submitted to the College Board by ECI and as shall be agreed upon by the parties, provided that, the July 1, 1999 payment shall not exceed $15,000. In the event that during the term of this Agreement the scope and/or amount of such services materially changes, as reasonably determined by either party, upon notice to the other party of such material change, each party agrees that it will in good faith use its best efforts to negotiate promptly an adjustment to the annual payment due under this Section 4(a).

            (b) In connection with the services that the College Board provides hereunder, ECI will remit to the College Board semi-annually on each December 31 and June 30 25% of the revenue collected by ECI in such semi-annual period from student fees associated with, and college fees associated with, (i) ExPAN-CollegeLink and (ii) CollegeLink software downloaded


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from College Board Online, as set forth below. Revenues collected by ECI from student fees shall equal the aggregate revenue received from such students minus shipping and handling costs associated with earning such revenues. Revenues collected by ECI from colleges shall equal the product of (x) the aggregate revenue received from such colleges and (y) the ratio that (i) the aggregate number of applications prepared for colleges through CollegeLink attributable to ExPAN-CollegeLink and CollegeLink software downloaded from College Board Online bears to (ii) the aggregate number of applications prepared through CollegeLink.

         5. BOOKS AND RECORDS. At the College Board's request, ECI will make available, during normal business hours and upon reasonable notice, the relevant books and records in respect of the amounts payable by ECI pursuant to Section 4
(b) of this Agreement for audit by the College Board or its agents, auditors, accountants, or other representatives.

         6. MONTHLY ACCOUNTING. ECI will provide to the College Board on a monthly basis a written accounting of its collections and revenues from, and reports of the number of applications by institution generated through, (i) ExPANCollegeLink and (ii) CollegeLink software downloaded from College Board Online.

         7. SHARING OF ENHANCEMENTS. The College Board and ECI shall each document and disclose promptly to the other, without charge, all future installment modifications or enhancements of CollegeLink and ExPAN which become known to either of them, except any such installment modifications or enhancements which are the proprietary and confidential information of any third party.

         8. PROPRIETARY RIGHTS. (a) ECI acknowledges that ExPAN and College Board Online, including all future installment modifications and enhancements referred to in Section 7 above and developed by either party hereto, are and shall at all times remain the College Board's and ETS' property and that, without limiting the generality of the foregoing, as between the College Board, ETS and ECI, the College Board and ETS are the owners of all rights therein including, without limitation, (a) any copyrights and all renewals and extensions thereof, (b) any trade secrets or know-how embodied therein, (c) any technical data or information contained therein, and (d) the design and visual front-end appearance to any user of ExPAN or the College Board Online.

            (b) The College Board and ETS acknowledge that CollegeLink, including all future installment modifications and enhancements referred to in
Section 7 above and developed by either party hereto, is and shall at all times remain ECI's sole and exclusive property and that, without limiting the generality of the foregoing, as between ECI, the College Board and ETS, ECI is the sole and exclusive owner of all rights therein including, without limitation, (a) any copyrights and all renewals and extensions thereof, (b) any trade secrets or know-how embodied therein, (c) any technical data or information contained therein, and (d) the design and visual front-end appearance to any User of CollegeLink.

         9. RIGHTS IN DATA. All data, including names, collected or obtained by ECI through ExPAN-CollegeLink or CollegeLink software downloaded from College Board Online shall be


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used solely for its intended admissions related purposes, as authorized by the providers of such data, and may not be sold, distributed or otherwise appropriated for ECI's own use.

         10. CONFIDENTIAL INFORMATION. The parties recognize that it may be desirable or necessary for one party the "Disclosing Party") to disclose to the other party (the "Receiving Party") confidential and proprietary information of the Disclosing Party ("Confidential Information"). In the event of any such disclosure, the Receiving Party agrees that for a period of 2 years from the date of disclosure of Confidential Information by a Disclosing Party to the Receiving Party, the Receiving Party shall:

                    (i) receive all Confidential Information disclosed to it,
               whether written or oral, in strictest confidence, and shall not disclose Confidential Information to any person other than those of its employees or agents to whom disclosure of such Confidential Information is necessary in connection with the performance of this Agreement;

                    (ii) receive and utilize all Confidential Information
               disclosed to it solely in connection with the performance of this Agreement;

                    (iii) safeguard all Confidential Information disclosed to
               it, and prevent Confidential Information from becoming disclosed to any unauthorized person or entity; and

                    (iv) promptly return to the Disclosing Party, upon
               reasonable request at the termination of this Agreement, all documents in the possession or control of the Receiving Party or its agents that contain o r relate to Confidential Information.

         As used herein, "Confidential Information" shall not include any data or information that:

                    (i) was in the lawful possession of the Receiving Party,
               without obligation of confidentiality, prior to disclosure of such information by the Disclosing Party;

                    (ii) is furnished to the Receiving Party by a third party
               without breach of any obligation of confidentiality to the Disclosing Party;

                    (iii) becomes publicly known without breach of any
               obligation of confidentiality to the Disclosing Party;

                    (iv) this Agreement, or the Disclosing Party in writing,
               shall expressly permit the Receiving Party to publicly disclose;
               or

                    (v) was developed, invented, or otherwise known to the
               Receiving Party outside of its services under this Agreement.



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         The obligations of the parties under this Section shall survive termination of this Agreement. Nothing contained in this Agreement shall be deemed to transfer or confer ownership or other exclusive rights from the Disclosing Party to the Receiving Party of any Confidential Information or other information owned by the Disclosing Party, or in the public domain.

         11. RELATIONSHIPS OF PARTIES. This Agreement is non-exclusive and either party is free to enter into and continue similar arrangements with other parties, to provide products and services to any licensee or prospective licensee and to develop, completely independently of the products and services which are the subject of this Agreement, use or market products, services or materials similar to or competitive with the products and services which are the subject of this Agreement; provided such arrangements and efforts do not violate the provisions of or interfere with the obligations of the parties under this Agreement; and provided, further, that the College Board shall not provide access through ExPAN to any college application service other than CollegeLink.

         12. INDEMNIFICATION. ECI agrees to indemnify, hold harmless and defend the College Board and its directors, officers, employees, vendors and agents from any and all incurred fines, penalties, judgments, losses, claims, liabilities, damages, costs and expenses (including reasonable attorney's fees and costs of suit) relating to this Agreement to the extent they arise out of:

                    (i) a breach of ECI's obligations set forth in this
               Agreement, except to the extent caused by the College Board's (or any of its employees') negligence, willful misconduct, bad faith, or reckless disregard of its duties and obligations under this Agreement;

                    (ii) the willful misconduct or intentionally tortious
               conduct of ECI (or any of its employees) in connection with the performance of obligations under this Agreement; or

                    (iii) any failure by ECI to comply with any terms of this
               Agreement;

         The College Board agrees to indemnify, hold harmless and defend ECI and its directors, officers, employees, vendors and agents from any and all incurred fines, penalties, judgments, losses, claims, liabilities, damages, costs and expenses (including reasonable attorney's fees and costs of suit) relating to this Agreement to the extent they arise out of:

                    (i) a breach of the College Board's obligations set forth in this Agreement, EXCEPT to the extent caused by ECI's (or any of its employees') negligence, willful misconduct, bad faith, or reckless disregard of its duties and obligations under this Agreement;


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                    (ii) the willful misconduct or intentionally tortious
               conduct of the College Board (or any of its employees) in connection with the performance of obligations under this Agreement; or

                    (iii) any failure by the College Board to comply with any
               terms of this Agreement.

         The provisions of this Section 12 shall survive the termination or expiration of this Agreement and shall extend to any claims brought hereunder to the attention of the other party before the second anniversary of the date of such termination or expiration.

         13. TERM. This Agreement shall be in effect for two years from the date hereof, with an option for a third year, upon the mutual agreement of the parties. Thereafter, this Agreement may be renewed for successive periods by mutual agreement of the parties. The College Board or ECI, however, may at any time deliver to the other at least one year's prior written notice of its election to terminate this Agreement, whereupon this Agreement shall terminate at the end of such notice period or such lesser period as may be required by law. Upon the expiration or termination of this Agreement, the College Board shall promptly return to ECI, at the College Board's expense, (i) all materials in the College Board's possession constituting CollegeLink (including without limitation all system tapes, disks, technical manuals, and other software) delivered by the ECI to the College Board for College Board's use, and (ii) any copies of such materials made by the College Board.

         14. AUTHORITY. Each of the College Board and ECI hereby represents and warrants to the other that it has the right and authority to enter into this Agreement, and that the Agreement is the legal, valid and binding obligation of the party enforceable against it in accordance with its terms.

         15. NOTICES. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended on the day so delivered, if delivered by registered or certified mail, return receipt requested, on the third business day following such mailing or by a national courier service on the business day following such mailing, or if sent by facsimile on the day sent, or if not a business day, the next succeeding business day, provided that the facsimile is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

             The College Board
             45 Columbus Avenue
             New York, NY 10023
             Attention: Kenneth W. Rodgers, Senior Vice President,
             Facsimile: (212) 713-8282

             With a copy to:



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             Sullivan & Cromwell
             125 Broad Street
             New York, NY 10004
             Attention: Henry Christensen III
             Facsimile: (212) 558-3588

             and to ECI at:

             55 Green Street
             Clinton, MA 01510
             Attention: Gerald Paxton, President
             Facsimile: (978) 365-4900

             With a copy to:

             Testa, Hurwitz & Thibeault, LLP
             High Street Tower
             125 High Street Boston, MA 02110
             Attention: Gordon Hayes
             Facsimile: (617) 248-7100

         16. LAW GOVERNING. This Agreement shall be construed in accordance with and governed by the laws of the state of New York applicable to agreements made and to be performed in New York without regard to its conflicts of laws principles.

         17. LIMITATION OF LIABILITY. In no event shall either party be liable to the other for any lost profits or any claim based upon any third party claim or ANY INDIRECT, INCIDENTAL SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         18. ASSIGNMENT. Rights and obligations under this Agreement may not be assigned or delegated by any party, or succeeded to by the successors or permitted assignees of any party, without the written consent of the other party, and any attempt to assign any rights or delegate any obligations, or succeed to any rights or obligations arising under this Agreement, without such written consent shall be void and shall result in the immediate termination of this Agreement at the election of the other party.

         19. AMENDMENT; WAIVER. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.


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         20. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out so far as may be valid and enforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision , or the application thereof, in any other jurisdiction.

         21. THIRD-PARTY RIGHTS. Nothing contained in this Agreement, express or implied, establishes or creates, or is intended or will be construed to establish or create, any right in or remedy of, or any duty or obligation to, any third party.

         IN WITNESS WHEREOF, the College Board and ECI have executed and delivered the Agreement as of the date first written above.

                                       COLLEGE ENTRANCE
                                       EXAMINATION BOARD


                                       By: /s/ Kenneth B. Brown
                                           -------------------------------------
                                       Name:   Kenneth B. Brown
                                       Title:  Vice President and Treasurer

Attest: /s/ Thomas M. Mcnamara
        --------------------------
Name:   Thomas M.McNamara
Title:  Asst. Treasurer

                                       ECI, INC.


                                       By: /s/ Gerald A. Paxton
                                           -------------------------------------
                                       Name:   Gerald A. Paxton
                                       Title:  Chief Executive Officer

Attest:
      ----------------------------
Name:
Title:



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